UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2010
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 1, 2010 the Board of Directors of Alon USA Energy, Inc. (the “Company”) appointed Paul Eisman, 54, as President. Prior to joining the Company, Mr. Eisman was Executive Vice President, Refining & Marketing Operations at Frontier Oil Corporation from 2006 to 2009 and held various positions at KBC Advanced Technologies from 2003 to 2006, including Vice President of North American Operations. During 2002, Mr. Eisman was Senior Vice President of Planning for Valero Energy Corporation following Valero’s acquisition of Ultramar Diamond Shamrock. Prior to the acquisition, Mr. Eisman had a 24-year career with Ultramar Diamond Shamrock, serving in many technical and operational roles including Executive Vice President of Corporate Development and Refinery Manager at the McKee refinery.
     In connection with Mr. Eisman’s appointment as President he entered into a management employment agreement with the Company with an initial term of five years. Pursuant to his employment agreement Mr. Eisman will receive a base salary of $400,000 per year and is eligible for annual merit increases. Mr. Eisman is also entitled to participate in the Company’s annual cash bonus plans, pension plan and benefits restoration plan. Additionally, pursuant to his employment agreement and subject to the approval of the Company’s stockholders at the next annual meeting of stockholders, Mr. Eisman shall be granted 500,000 restricted shares of the Company’s Common Stock, par value $0.01 per share (“Alon Common Stock”), all of which shall vest upon the fifth anniversary of the date of grant (conditioned upon continued employment with the Company), subject to acceleration in certain circumstances.
     In addition, Mr. Eisman received grants of Stock Appreciation Rights (“SARs”) pursuant to the Alon USA Energy, Inc. 2005 Incentive Compensation Plan. Mr. Eisman received 10,000 SARs at a grant price of $16.00 per share and 10,000 SARs at a grant price of $10.00 per share. The SARs vest as follows (conditioned upon continued employment with the Company): 50% on March 1, 2012, 25% on March 1, 2013 and 25% on March 1, 2014 and are exercisable during the 365-day period following the date of vesting. When exercised, the SARs are convertible into shares of the Alon Common Stock, the number of which will be determined at the time of exercise by calculating the difference between the closing price of Alon Common Stock on the date of exercise and the grant price of the SARs (the “Spread”), multiplying the Spread by the number of SARs being exercised and then dividing the product by the closing price of Alon Common Stock on the date of exercise.
Item 8.01. Other Events.
     On March 1, 2010, the Company issued a press release announcing the appointment of Mr. Eisman as President of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated March 1, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
/s/ Harlin R. Dean
Harlin R. Dean
Senior Vice President-Legal, General Counsel and Secretary

Date: March 1, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated March 1, 2010.